UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 24, 2009

KESSELRING HOLDING CORPORATION
 (Exact name of registrant as specified in charter)

Delaware	000-52375	20-4838580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

602 West Valley Mall Blvd, Union Gap, WA 98901
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (509) 453-4683

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On November 24, 2009, the United States District Court Eastern District of Washington (the “Federal Court”) entered a Temporary Restraining Order Granting Plaintiffs’ Order and Setting Preliminary Injunction Hearing in connection with the Bradley I. King et al v. Kesselring Holding Corp. (No. CV-09-31110-EFS) (the “Order”) essentially ceasing all corporate activities of Kesselring Holding Corp. (the “Company”) including, but not limited to, prohibiting the issuance of shares, entering contracts, the termination of any board member, officers and/or employees of Kesselring or its subsidiaries and the payment of cash from the subsidiary to the Company.  A hearing to address the request for a Preliminary Injunction is set for December 3, 2009.  As a result of the above, the Company may not be able to pay for its annual audit, maintain its reports it is required to file with the Securities Exchange Commission and, in turn, continue to trade through the Over-the-Counter Bulletin Board (“OTCBB”).  The Company’s Form 10-K for the year ended September 30, 2009 is due December 29, 2009.  If the Company fails to timely file this report and fails to continue to trade on the OTCBB, it can be expected that the value of the Company’s shares of common stock will be rendered worthless.

The properly elected management and Board of Directors of the Company intend to continue to vigorously defend this action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KESSELRING HOLDING CORPORATION

Date: November 27, 2009	By:	/s/ Joseph Silva
Joseph Silva
Chief Executive Officer